Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Gary J. Wojtaszek and Thomas Bosse, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, one or more registration statements on Form S-8 and/or other appropriate Form, and any and all amendments (including post-effective amendments) to said registration statements, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming to all that said attorneys-in-fact and agents or any of them, or his or her, or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney expressly provides that it revokes this Power of Attorney by referring to the date and subject hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 3rd day of May, 2014.

Signature	Title

/s/ John F. Cassidy	Chairman of the Board of Directors
John F. Cassidy

/s/ William E. Sullivan	Director
William E. Sullivan

/s/ T. Tod Nielsen	Director
T. Tod Nielsen

/s/ Alex Shumate	Director
Alex Shumate

/s/ Melissa E. Hathaway	Director
Melissa E. Hathaway

/s/ David H. Ferdman	Director
David H. Ferdman

/s/ Lynn A. Wentworth	Director
Lynn A. Wentworth

/s/ John W. Gamble, Jr.	Director
John W. Gamble, Jr.